Fourth Amendment to License Agreement

This Fourth Amendment to License Agreement is dated January 23, 2025 (“Fourth Amendment”) and is entered into between Apogee Therapeutics, Inc., (“Licensee”) and MIL 6T, LLC (“Licensor”).

WHEREAS, Licensor and Licensee are parties to a certain License Agreement dated November 22, 2023, as amended by that certain First Amendment to License Agreement dated December 4, 2023, as amended by that certain Second Amendment to License Agreement dated February 26, 2024, as amended by that certain Third Amendment to License Agreement dated June 10, 2024 (“License Agreement”);

WHEREAS, Licensee warrants and represents that, to the best of its knowledge, Licensor has fulfilled its obligations under the License Agreement and is not in default of any covenants or obligations contained in the License Agreement;

WHEREAS, Licensor and Licensee desire to amend the License Agreement in certain respects as set forth herein; and,

WHEREAS, all capitalized terms contained herein shall, unless otherwise defined in this Fourth Amendment, have the same meaning as set forth in the License Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the License Agreement is hereby amended as follows:

1.
Licensed Premises:

Effective February 1, 2025 (“Expanded Premises Term Commencement Date”), Section 1(a) of the License Agreement is hereby amended by (i) deleting the existing Exhibit 1 in its entirety, and replacing it with Exhibit 1 attached hereto, and (ii) replacing the Section 1(a)(A) with the following:

(A) a non-transferable, non-assignable license to, (i) use Corporate R&D Lab A&B, more specifically identified in the shaded portion of the floor plan attached to this Agreement as Exhibit 1 (“Lab Suite”), and (ii) use Corporate R&D Office A&B and Corporate R&D Office C&D more specifically identified in the shaded portion of the floor plan attached to this Agreement as Exhibit 1 (“Office Suite”) 1,2

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1 Under no circumstance shall Licensor be liable to Licensee for failure to provide access to the Corporate R&D Office C&D (“New Space”) on or before the Expanded Premises Term Commencement Date, including but not limited to a Force Majeure Event; provided, however, that if Licensor is unable to provide Licensee access to the all or part of the New Space on or before the Expanded Premises Term Commencement Date, the Expanded Premises Term Commencement Date as to the applicable space shall be extended by the number of days Licensor is unable to provide access to said space.

2 Licensor agrees to remove three (3) walls in located in the New Space at Licensee’s expense, which shall be $19,700.00. The walls to be removed are indicated on Exhibit 1 and the scope of work scope will include wall segment removal, electrical wiring and outlet relocation, patch and repair of ceiling and floor tiles where required. Licensor will perform the work on Friday January 31st and Saturday February 1st and will use commercially reasonable efforts to complete the work on these dates. If Licensor is not able to complete the work, Licensor will deliver the Original Premises to Licensee on

Monday February 3rd for normal business. Both Licensor and Licensee will mutually agree upon a time to complete the work, but in no event later than February 15th.

2.
Users: Section 1(c) of the License Agreement is hereby modified by adding the following new sentence to the end of the Section:

Effective the Expanded Premises Term Commencement Date, Users shall be defined as one hundred (100) of Licensee’s members, employees or agents.

3.
License Fee: The following shall be added to the end of Section 3(a) of the License Agreement:

Effective the Expanded Premises Term Commencement Date, Licensee shall pay Licensor a monthly license fee as shown on Schedule A attached hereto (“Expanded Premises License Fee”), as well as a monthly fee in an amount of $1,248.60 reflecting the amortized cost for use of the Equipment pursuant to Exhibit 2 of the Third Amendment to License Agreement (“Equipment Fee”). Except as expressly stated otherwise herein, the Expanded Premises License Fee and Equipment Fee shall be subject to all the same terms and conditions as the License Fee.

4.
Security Deposit: The following shall be added to the end of Section 3(c) of the License Agreement:

In consideration of the Expanded Premises, Licensee shall pay a total security deposit equal to $213,217.09 to Licensor (“Updated Security Deposit”). As Licensee has already paid Licensor a security deposit of $166,625.09 under the License Agreement (“Previous Security Deposit”), Licensee shall pay to Licensor the balance owed of $46,592.00. The Updated Security Deposit shall be subject to the same terms and conditions as the Security Deposit as set forth in this Section 3(c).

5.
Initial Payment: The following shall be added to the end of Section 3(d) of the License Agreement:

Licensee shall pay to Licensor, immediately upon executing this Fourth Amendment, an amount equal to the Expanded Premises License Fee for the last month of the term (total amount of $213,217.09 for entire License), which payment shall be applied to Licensee’s account for such month of the term. As Licensee has already paid $166,625.09 toward Licensee’s last month’s payment for the term, the balance owed pursuant to this Fourth Amendment is $46,592.00. Licensee shall also pay, immediately upon executing this Fourth Amendment, the balance of the Updated Security Deposit owed of $46,592.00. As such, Licensee shall pay Licensor a total of $93,184.00 upon execution of this Fourth Amendment.

6.
Parking: Section 6 of the License Agreement is hereby modified by adding the following new sentence to the end of the Section:

Effective the Expanded Premises Term Commencement Date, Licensee’s Parking Spaces shall be defined as nine (9) unreserved parking spaces on a "first-come, first-serve" basis, in common with other occupants of the Building.

7.
Broker. Licensee warrants and represents that Licensee has dealt with no broker in connection with the consummation of this Fourth Amendment other than Colliers (“Broker”), and, in the event of any brokerage claims asserted against Licensor predicated upon prior dealings with Licensee, Licensee agrees to defend the same and indemnify Licensor against any such claim (except any claim by Broker).

8.
Ratification. Except as expressly amended hereby, all terms and conditions of the License Agreement shall remain unchanged and in full force and effect.
9.
Counterparts. This Fourth Amendment to License Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, Licensor and Licensee have duly executed this Fourth Amendment as of the date first written above.

LICENSOR Licensee

By: /s/ Brian Taylor___________________ By: /s/ Jane Pritchett Henderson__________

Title: Chief Executive Officer Title: Chief Financial Officer

Date: 1/23/2025